Prescribed by **J. Kenneth Blackwell**

Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)	
Mail Form to one of the Following:	
○ Yes	PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 ***
⊗ No	PO Box 1329 Columbus, OH 43216

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

(pursuant to 1746.04(B), Ohio Revised Code)

(For Domestic or Foreign)

(117-BTA)

Filing Fee $50.00

Stephen A. Little,
(name of trustee)

UNIFIED SERIES TRUST
(name of business trust)

1346968 a business trust having filed a Report of Operation of a Business Trust in the
(business trust registration number)

Office of the Secretary of State pursuant to section 1746.04(B), ORC, certifies that the following information is being filed to maintain the accuracy and completeness of such filing.

RECEIVED
SECRETARY OF STATE
2007 JUN 18 AM 9:48
CLIENT SERVICE CENTER

The following changes have occurred in the status of the above named business trust (check the appropriate changes below):

1. ☐ The business trust shall change its name to be:

____

2. ☐ The name(s) and/or address(es) of its trustees have changed, and the name(s) and address(es) of all of its trustees are now:

NAME	COMPLETE ADDRESS

3. ☐ The address of the principal office of the business trust has changed and is now

____
(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

(city, township, or village)	(county)	(state)	(zip code)

4. ☐ If a foreign business trust, address of principal office within State of Ohio has changed and is now:

____
(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

		Ohio	
(city, township, or village)	(county)	(state)	(zip code)

5. ☐ The name and address within Ohio of a designated agent upon whom process against the business trust may be served has changed and is now:

____
(name of agent)

____
(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

		Ohio	
(city, township, or village)	(county)	(state)	(zip code)

DATE: 05/22/07

UNIFIED SERIES TRUST
(name of business trust)

By: [signature]
(Trustee)

Name: Stephen A. Little, Trustee

6. ☒ Attached as an exhibit hereto is an executed copy of an (amendment to) (amended) trust instrument or a true and correct copy of it, amended pursuant to section 1746.07, ORC.

(Please check one of the boxes below)
Certification of Copy of ☒ (Amendment to) ☐ (Amended) Business Trust Instrument by a Trustee:

(NOTE: This section need not be completed if the copy of the business trust instrument attached hereto is certified, by a public official in another state in whose office an executed copy is on file.)

STATE OF: INDIANA

COUNTY OF: MARION

I, Stephen A. Little being duly sworn, declare under oath, that I am Trustee of Unified Series Trust, a business trust. I certify that attached hereto as an exhibit to this report is an executed copy of the (amendment to) (amended) trust instrument or a true and correct copy of it.

Sworn to before me and subscribed in my presence on 05/22/07
(date)

By: [signature]
(NOTARY PUBLIC)

Name: Carol J. Highsmith

Expiration date: 7/28/07

(SEAL)

EXHIBIT TO AMENDMENT TO
REPORT OF OPERATION OF
BUSINESS TRUST

Amendment to or Amended Business Trust Instrument of

UNIFIED SERIES TRUST
(name of business trust)

1346968
(business trust registration number)

Stephen A. Little, Trustee of the above named business trust certifies that the

Business Trust Instrument filed as an exhibit to the Report of Operation of a Business Trust has been amended pursuant to section 1746.07 of the ORC as follows: (Language below should indicate whether changes are in addition to provisions of trust instruments or supersede existing provisions. Refer to trust provisions specifically by number when reporting individual changes or attach and incorporate by reference amended business trust instrument with language that it supersedes all existing business trust instruments filed on behalf of the business trust).

IN WITNESS WHEREOF, the above named trustee, acting for and on behalf of the business trust, has subscribed his or her name on 05/22/07
(date)

By: [signature]
(Trustee)

Name: Stephen A. Little

AN EXECUTED COPY OR A TRUE AND CORRECT COPY OF THIS AMENDMENT TO OR AMENDED BUSINESS TRUST INSTRUMENT MUST BE ATTACHED AS AN EXHIBIT TO AN AMENDMENT TO REPORT OF OPERATION OF A BUSINESS TRUST AND CERTIFIED TO BE SUCH BY A TRUSTEE BEFORE AN OFFICIAL AUTHORIZED TO ADMINISTER OATHS, BEFORE IT CAN BE FILED IN THE OFFICE OF THE SECRETARY OF STATE.
(ORC Ann. Section 1746.04)

UNIFIED SERIES TRUST

Amendment No. 6 to Agreement and Declaration of Trust

The undersigned President of Unified Series Trust (the "Trust") hereby certifies that the following resolution was adopted by the Board of Trustees of the Trust at a meeting held on May 21, 2007:

1. Resolved that pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Unified Series Trust (the "Trust") we hereby amend in its entirety the first paragraph of Section 4.2 to read as follows:

> Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate the following Series of Shares of the Trust and designate such Series the "Appleseed Fund," the "Archer Balanced Fund," the "Becker Small Cap Equity Fund," the "Becker Value Equity Fund," the "Chinook Emerging Growth Fund," the "Crawford Dividend Growth Fund," the "Dean International Fund," the "Dean Large Cap Value Fund," the "Dean Small Cap Value Fund," the "Dreman Contrarian Large-Cap Value Fund," the "Dreman Contrarian Mid-Cap Value Fund," the "Dreman Contrarian Small-Cap Value Fund," the "Dreman Quantitative Large Cap Value Fund," the "Dreman Quantitative Mid Cap Value Fund," the "Dreman Quantitative Small Cap Value Fund," the "FCI Bond Fund," the "FCI Equity Fund," the "Geronimo Option & Income Fund," the "Geronimo Multi-Strategy Fund," the "Geronimo Sector Opportunity Fund," the "GJMB Growth Fund," the "IMS Capital Value Fund," the "IMS Strategic Allocation Value Fund," the "IMS Strategic Income Fund," the "Iron Market Opportunity Fund," the "Iron Market Strategic Income Fund," the "Leeb Focus Fund," the "Marathon Value Portfolio," the "Marco Targeted Return Fund," the "Mirzam Enhanced Equity Fund," "NS Small Cap Growth Fund," the "Polynous Growth Fund," the "QCM Absolute Return Fund," the "Roosevelt Anti-Terror Fund," the "Sound Mind Investing Fund," the "Sound Mind Investing Managed Volatility Fund," the "StoneRidge Small Cap Growth Fund," the "Symons Alpha Growth Institutional Fund," the "Symons Alpha Value Institutional Fund," the "Tributary Income Fund," and the "Toreador Large Cap Fund" (collectively the "Series"). As to each of the "Chinook Emerging Growth Fund," the "Dreman Contrarian Small-Cap Value Fund," and the "Leeb Focus Fund" Series of Shares, the Trustees hereby establish and designate two Classes of Shares, "Class R" and "Class I." As to each of the "Crawford Dividend Growth Fund," the "Geronimo Option & Income Fund," the "Geronimo Multi-Strategy Fund" and the "Geronimo Sector Opportunity Fund" Series of Shares, the Trustees hereby establish and designate two Classes of Shares, "Class I" and "Class C." The Shares of these Series and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

. Subsections (a) through (l) of Section 4.2 of the Agreement and Declaration of Trust of Unified Series Trust are hereby incorporated by reference.

2. This document shall have the status of an Amendment to said Agreement and Declaration of Trust and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: May 21, 2007

~~Anthony Ghoston, President~~
JOHN C. SWHEAR, SR. VICE PRESIDENT

586778.5